Exhibit 99.1
Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS SECOND-QUARTER 2016 FINANCIAL RESULTS

NETWORK SOLUTIONS BUSINESS EARNS $0.54 PER DILUTED SHARE

NASHVILLE, Tenn. (August 9, 2016) – Healthways (NASDAQ: HWAY) today announced financial results for the second quarter and six months ended June 30, 2016.

Second-Quarter 2016 Financial Highlights

•	Revenue growth from continuing operations (Network Solutions business) of 10.2% to $125.0 million from $113.4 million for the second quarter of 2015;
•
Net income from continuing operations of $20.0 million, or $0.54 per diluted share, compared with $10.8 million, or $0.29 per diluted share, for the second quarter of 2015. Net income for the second quarter of 2016 reflected an effective income tax rate of 0.0% as a result of tax benefits from the loss from discontinued operations for the second quarter of 2016, discussed below. For comparison, had the net income for the second quarter of 2016 been subject to a normalized tax rate of 40%, net income from continuing operations would have been $12.0 million or $0.32 per diluted share; and

•
Losses from discontinued operations, net of income tax expense, of $195.5 million, or $5.25 per diluted share, primarily due to the second-quarter operating loss incurred by the Total Population Health Services and Emerging Solutions businesses and the Company's estimate of the impairment loss resulting from the classification of the assets of these businesses as held for sale.

HEALTHWAYS, INC.
Financial Highlights
(In millions, except per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$125.0	$113.4	$251.0	$225.1

Net income from continuing operations attributable to Healthways per diluted share	0.54	0.29	1.06	0.58
Losses from discontinued operations, net of income tax expense (benefit) per diluted share	(5.25)	(0.28)	(6.18)	(0.65)
Net income (loss) attributable to non-controlling interest per diluted share	-	(0.01)	0.01	(0.01)
Net (loss) income attributable to Healthways [1]	$(4.72)	$0.01	$(5.12)	$(0.07)

1 Figures may not add due to rounding.

"We completed the sale of our Total Population Health Services (TPHS) business to Sharecare as expected on July 31st," said Donato Tramuto, Healthways Chief Executive Officer. "Our second-quarter operating results provide a much clearer picture of the strength of the Company's Network Solutions business.  Additionally, we have good visibility to consistent quarterly performance for the rest of this year and,

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as previously stated, we expect the Company's financial profile by the end of 2016 to include annualized revenue greater than $500 million with EBITDA margins in excess of 20%."

Alfred Lumsdaine, Healthways Chief Financial and Administrative Officer, added, "As our financial results indicate, during the second quarter we incurred a loss of $195.5 million from discontinued operations primarily resulting from the estimate of an impairment loss associated with the classification of assets as held for sale to Sharecare, as well as the second-quarter operating loss incurred by those businesses. The final transaction costs resulting from the sale will be reflected in our third quarter financial statements.

"As it relates to our continuing operations, the second-quarter results included revenue of $125.0 million and EBITDA of $26.0 million (see page 9 for a reconciliation of non-GAAP financial measures) or a margin of 20.8%. We expect that the performance for our continuing operations over the next two quarters will be similar within a modest range to that of the first two quarters of 2016, with the exception of the costs to separate the businesses described below.  Depreciation and amortization and interest expense are expected to be relatively consistent as a percentage of revenue as we move through the balance of 2016.

"During the second half of 2016, particularly during the third quarter, we expect to incur additional costs related to the sale of the Population Health Services business.  We would expect $35 million to $45 million in additional charges related to discontinued operations, which includes the previously disclosed $25 million payment to Sharecare at the closing of the transaction.  In addition, we expect to incur certain costs, in a range of $4 million to $6 million, required to separate the businesses.  These costs relate primarily to the separation of IT and physical infrastructure as well as corporate rebranding expenses.

"We have previously discussed the need for the reorganization of our corporate support infrastructure. Beginning in 2017, we expect this reorganization to produce annualized cost savings of approximately $14 million to $16 million. We anticipate reinvesting some of these savings, perhaps as much as half, back into business initiatives that will help drive increased growth. We expect that the reorganization of our corporate support infrastructure will be complete by the end of 2016 and will result in restructuring costs in a range of $5 million to $7 million. We believe that the previously mentioned annualized savings, along with the completion of transaction and separation expenses, will drive our EBITDA margin in 2017 to be solidly in excess of 20%, consistent with where it has been for many years in the Network Solutions business."

On August 4, 2016, Healthways completed an amended and extended credit agreement with its lenders.  Under the amended and extended credit agreement terms, the EBITDA impact from the discontinued operations was removed from the Company's restrictive covenants. The Company's ratio of total debt to trailing 12 months EBITDA at June 30, 2016 as calculated under the credit facility then in place was approximately 3.2.  Based upon the amended and extended agreement, this ratio would have been approximately 2.0.  The Company expects that significantly improved EBITDA generation and cash flow will offset transaction related payments and costs over the balance of the year, and further projects to end 2016 with funded debt at approximately $230 million to $240 million.

Mr. Tramuto concluded, "Our Network Solutions business has an attractive financial profile and a long history of profitable growth, sustainable market leadership positions, and significant near and long-term growth opportunities.  With continued strong execution of our Network Solutions businesses, as well as anticipated investments, we are well positioned to return Healthways to a path of consistent, predictable, and sustainably profitable growth."

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any

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necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5896427, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the sale of its Total Population Health Services business;
•
the effectiveness of management's strategies and decisions, including the decision to sell the Total Population Health Services business and focus exclusively on the retained Network Solutions business;

•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe the Company expects, which is based on certain estimates regarding the implementation of its services;

•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's services;
•	the impact of any impairment of the Company's goodwill, intangible assets or other long-term assets;
•	the Company's ability to develop new products and deliver and report outcomes on those products;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;

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•
the Company's ability to achieve and reach mutual agreement with customers with respect to the contractually required performance metrics, cost savings and clinical outcomes improvements or to achieve such metrics, savings and improvements within the timeframes contemplated by the Company;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the Company's ability to favorably resolve contract billing and interpretation issues with its customers;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with the Company's cash convertible notes hedges, interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except earnings (loss) per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$125,003	$113,425	$251,016	$225,074
Cost of services (exclusive of depreciation and amortization of $1,534, $1,407, $3,064, and $2,810, respectively, included below)	88,879	77,307	180,258	157,407
Selling, general & administrative expenses	10,107	12,375	19,519	20,093
Depreciation and amortization	1,877	1,867	3,749	3,729
Restructuring and related charges	2	—	41	—

Operating income	24,138	21,876	47,449	43,845
Interest expense	4,176	4,178	8,281	8,372

Income before income taxes	19,962	17,698	39,168	35,473
Income tax expense	—	6,942	—	14,037

Net income from continuing operations	19,962	10,756	39,168	21,436
Losses from discontinued operations, net of income tax expense (benefit)	(195,454)	(10,639)	(228,557)	(24,232)
Net (loss) income	(175,492)	117	(189,389)	(2,796)
Less: net income (loss) attributable to non-controlling interest	104	(303)	416	(303)
Net (loss) income attributable to Healthways, Inc.	$(175,596)	$420	$(189,805)	$(2,493)

Earnings (loss) per share attributable to Healthways, Inc. - basic:
Continuing operations	$0.55	$0.30	$1.08	$0.60
Discontinued operations	$(5.41)	$(0.29)	$(6.34)	$(0.67)

Earnings (loss) per share attributable to Healthways, Inc. - diluted:
Continuing operations	$0.54	$0.29	$1.06	$0.58
Discontinued operations	$(5.25)	$(0.28)	$(6.18)	$(0.65)

Comprehensive (loss) income	$(175,656)	$538	$(188,507)	$(4,052)
Less: comprehensive income (loss) attributable to non-controlling interest	236	(298)	647	(298)
Comprehensive (loss) income attributable to Healthways, Inc.	$(175,892)	$836	$(189,154)	$(3,754)

Weighted average common shares
and equivalents:
Basic	36,172	35,734	36,140	35,664
Diluted	37,227	36,881	37,043	37,002
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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	June 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$4,635	$233
Accounts receivable, net	48,547	50,608
Prepaid expenses	5,264	7,662
Other current assets	1,437	2,508
Income taxes receivable	407	257
Deferred tax asset	—	7,717
Current assets held for sale	52,282	65,802
Total current assets	112,572	134,787

Property and equipment:
Leasehold improvements	27,682	27,674
Computer equipment and related software	34,504	33,496
Furniture and office equipment	13,530	13,512
Capital projects in process	1,613	1,089
	77,329	75,771
Less: accumulated depreciation	(55,943)	(53,753)
	21,386	22,018

Other assets	7,222	13,141
Intangible assets, net	29,266	29,526
Goodwill, net	334,680	336,974
Long-term assets held for sale	—	176,478

Total assets	$505,126	$712,924

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2016	December 31, 2015
Current liabilities:
Accounts payable	$11,291	$21,184
Accrued salaries and benefits	11,138	7,240
Accrued liabilities	34,035	28,384
Deferred revenue	169	125
Contract billings in excess of earned revenue	415	101
Current portion of long-term debt	43,226	23,308
Current portion of long-term liabilities	7,248	6,204
Current liabilities held for sale	67,945	75,644
Total current liabilities	175,467	162,190

Long-term debt	182,393	208,289
Long-term deferred tax liability	24,112	23,617
Other long-term liabilities	26,818	38,238

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 36,243,197 and 36,079,446 shares outstanding, respectively	36	36
Additional paid-in capital	306,741	302,488
(Accumulated deficit) retained earnings	(180,146)	9,659
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(3,436)	(4,087)
Total Healthways, Inc. stockholders' equity	95,013	279,914
Non-controlling interest	1,323	676
Total stockholders' equity	96,336	280,590

Total liabilities and stockholders' equity	$505,126	$712,924

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$39,168	$21,436
Loss from discontinued operations	(228,557)	(24,232)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	25,324	24,861
Amortization of deferred loan costs	1,103	986
Amortization of debt discount	3,698	3,495
Share-based employee compensation expense	5,323	5,797
Loss on sale of MeYou Health	4,826	—
Loss on impairment of held for sale assets	156,198	—
Equity in income from joint ventures	(303)	—
Deferred income taxes	7,835	(2,393)
Decrease in accounts receivable, net	17,263	12,427
Decrease (increase) in other current assets	3,329	(709)
(Decrease) increase in accounts payable	(4,100)	3,795
Increase (decrease) in accrued salaries and benefits	4,441	(5,362)
Decrease in other current liabilities	(737)	(12,454)
Other	(3,124)	1,340
Net cash flows provided by operating activities	31,687	28,987

Cash flows from investing activities:
Acquisition of property and equipment	(10,330)	(17,332)
Investment in joint venture	(865)	(4,450)
Proceeds from sale of MeYou Health	5,156	—
Other	(537)	(550)
Net cash flows used in investing activities	(6,576)	(22,332)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	242,301	303,956
Payments of long-term debt	(253,902)	(307,667)
Exercise of stock options	30	1,292
Repurchase of common stock	—	(1,833)
Proceeds from non-controlling interest	—	1,377
Change in cash overdraft and other	(8,726)	619
Net cash flows used in financing activities	(20,297)	(2,256)

Effect of exchange rate changes on cash	538	(899)

Less: net increase in cash and cash equivalents held for sale	950	2,337

Net increase in cash and cash equivalents	4,402	1,163

Cash and cash equivalents, beginning of period	233	1,249

Cash and cash equivalents, end of period	$4,635	$2,412

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HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of EBITDA from continuing operations
to Net Income (Loss) Including Non-Controlling Interest, GAAP Basis
(In thousands)

	Three Months Ended June 30,
	2016	% of Revenue	2015	% of Revenue
EBITDA from continuing operations, non-GAAP basis(1)	$26,015	20.8%	$23,743	20.9%
Depreciation and amortization	(1,877)		(1,867)
Interest expense	(4,176)		(4,178)
Income tax expense	—		(6,942)
Net income from continuing operations, GAAP basis	$19,962		$10,756

(1) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for net (loss) income including non-controlling interest determined in accordance with accounting principles generally accepted in the United States.

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